Exhibit 5.1

BYRD LAW GROUP

ATTORNEYS AT LAW

132 W International Speedway Blvd, Suite 25

Daytona Beach, FL 32114

(407) 212-7966

March 6, 2025

Helio Corporation

2448 Sixth Street

Berkeley, CA 94710

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special legal counsel to Helio Corporation, a Florida corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-284062), as amended or supplemented (the “Registration Statement”), including the preliminary prospectus dated March 6, 2025 included therein (the “Preliminary Prospectus”), initially filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the proposed public offering (the “Offering”) of 3,333,334 units (“Units”), each Unit consisting of one share (the “Shares”) of common stock of the Company, no par value (“Common Stock”), and one warrant (the “Warrant”) exercisable for one share of Common Stock (the “Warrant Shares”); (ii) the proposed public offering of up to 500,000 shares of common stock (“Over-Allotment Shares”) and/or 500,000 Warrants (“Over-Allotment Warrants”) to purchase 500,000 shares of Common Stock (the “Over-Allotment Warrant Shares”), or any combination thereof, issuable upon exercise of an option (the “Over-Allotment Option”) granted to the underwriters (the “Underwriters”) of the Units in connection with the Offering to cover over-allotments, if any; and (iii) warrants (the “Representative Warrants”) exercisable for a number of shares of Common Stock equal to 5% of the number of Shares and Over-Allotment Shares sold in the Offering (the “Representative Warrant Shares”). The Units are expected to be sold to the several underwriters named in, and pursuant to, an underwriting agreement to be entered into among the Company and the representative (the “Representative”) of the underwriters listed on Schedule 1 thereto, if any (the “Underwriting Agreement”).

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement.

In connection with this opinion, we have reviewed and relied upon the following:

1.	The Registration Statement, including the Preliminary Prospectus;

2.	The form of Underwriting Agreement.

3.	The form of the Warrant;

4.	The form of the Representative Warrants;

5.	The form of Warrant Agent Agreement to be entered into by and between the Company and ClearTrust, LLC (“ClearTrust”), as warrant agent (the “Warrant Agent Agreement”);

6.	The Articles of Incorporation of the Company, as amended and in effect on the date hereof;

7.	The Amended and Restated Bylaws of the Company as in effect on the date hereof;

8.	The resolutions of the Board of Directors of the Company authorizing and approving the Offering, the execution and delivery of the Underwriting Agreement, the preparation and filing of the Registration Statement, and other actions with regard thereto; and

9.	Such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	Shares. When the Registration Statement becomes effective under the Securities Act and the Shares included in the Units are delivered and paid for as part of the Units, as contemplated by the Registration Statement and the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.	Warrants. When the Registration Statement becomes effective under the Securities Act and the Warrants included in the Units are delivered and paid for as part of the Units, as contemplated by the Registration Statement and Underwriting Statement, assuming the countersignature, registration or both of such Warrants by ClearTrust, as warrant agent, in accordance with the Warrant Agent Agreement to be entered into between the Company and ClearTrust, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.	Warrant Shares. When the Registration Statement becomes effective under the Securities Act, the Warrants included in the Units are delivered and paid for as part of the Units, and the Warrants are exercised in accordance with the terms of the Warrants and the Warrant Agent Agreement, upon delivery of the exercise price by the holder of such Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

4.	Over-Allotment Shares. When the Registration Statement becomes effective under the Securities Act and the shares of Common Stock issuable upon the exercise of the Over-Allotment Option are delivered and paid for, as contemplated by the Registration Statement and Underwriting Agreement, assuming the due execution and delivery of the Underwriting Agreement by the Representative on behalf of the Underwriters, the Over-Allotment Shares will be validly issued, fully paid and non-assessable.

5.	Over-Allotment Warrants. When the Registration Statement becomes effective under the Securities Act and the Over-Allotment Warrants are delivered and paid for, as contemplated by the Registration Statement and Underwriting Agreement, assuming the due authorization, execution the Company and the delivery of such Over-Allotment Warrants by ClearTrust, as warrant agent, under the Warrant Agent Agreement, the Over-Allotment Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.	Over-Allotment Warrant Shares. When the Registration Statement becomes effective under the Securities Act, the Over-Allotment Warrants are delivered and paid for upon exercise of the Over-Allotment Option and the Over-Allotment Warrants are exercised in accordance with the terms of the Over-Allotment Warrants and the Warrant Agent Agreement, upon delivery of the exercise price by the holder of such Warrants, , the Over-Allotment Warrant Shares will be validly issued, fully paid and non-assessable

7.	Representative Warrants. When the Registration Statement becomes effective under the Securities Act and the Representative Warrants included in the Units are delivered and paid for as part of the Units, as contemplated by the Registration Statement and Underwriting Agreement, assuming the due authorization, execution and delivery of the Underwriting Agreement by the Representative and such Warrants by ClearTrust, as warrant agent, the Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

8.	Representative Warrant Shares. When the Registration Statement becomes effective under the Securities Act, the Representative Warrants are delivered and paid for, assuming the due authorization, execution and delivery of the Representative Warrants by the Representative, and the Representative Warrants are exercised in accordance with the terms of the Representative Warrants, upon delivery of the exercise price by the holder of such Representative Warrants, the Representative Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5. 1 to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the Florida Business Corporation Act, or the laws of the State of New York, to the extent such New York law applies to the Warrants (paragraph 2), Over-Allotment Warrants (paragraph 5), and Representative Warrants (paragraph 7) above. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue-sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Byrd Law Group
Byrd Law Group

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